UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 29, 2006

WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-23819	76-0547762
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8121 Bee Caves Road, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, Including Area Code) (512) 732-0932

2700 Via Fortuna, Suite 1400, Austin, Texas 78746
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

Securities Purchase Agreement

On September 29, 2006, Wilson Holdings, Inc. (“Wilson”) entered into a Securities Purchase Agreement pursuant to which it sold $7,000,000 in aggregate principal amount of 5% Convertible Notes due September 1, 2013 (the “Convertible Notes”) to certain purchasers (the “Purchasers”).  The following is a summary of the features of the Convertible Notes:

  Interest accrues on the principal amount of the Convertible Notes at a rate of 5% per annum, payable semi-annually on March 1 and September 1 of each year, beginning on March 1, 2007.

  The Convertible Notes are due on September 1, 2013 (the “Due Date”), and are convertible, at the option of the holder, into shares of Wilson’s common stock (the “Common Stock”) at a conversion price (the “Conversion Price”) of $2.00 per share.  The Conversion Price is subject to adjustment for stock splits, reverse stock splits, recapitalizations and similar corporate actions.  An adjustment in the Conversion Price is also triggered upon the issuance of certain equity or equity-linked securities with a conversion price, exercise price or share price less than $2.00 per share.

  Wilson may redeem all or a portion of the Convertible Notes after September 1, 2009 at a redemption price that incorporates a premium that ranges from 10% to 3% during the period beginning September 1, 2009 and ending on the Due Date.  In addition, the redemption price will include any accrued but unpaid interest on the Convertible Notes.

  Upon a change in control event, each holder of the Convertible Notes may require Wilson to repurchase some or all of its Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes plus accrued and unpaid interest.

  The Due Date may accelerate in the event Wilson commences any case relating to bankruptcy or insolvency, or related events of default.  Wilson’s assets will be available to pay obligations on the Convertible Notes only after all senior indebtedness has been paid.

The Securities Purchase Agreement is attached as Exhibit 10.1 to this Form 8-K and a form of Convertible Note is attached as an exhibit thereto.  The Securities Purchase Agreement is incorporated into this Item 1.01.

Registration Rights Agreement

In connection with the execution of the Securities Purchase Agreement, Wilson also entered into a Registration Rights Agreement with the Purchasers.  Under the Registration Rights Agreement, Wilson is obligated to use its best efforts to cause a registration statement (the “Registration Statement”) on Form SB-2, relating to the resale by the Purchasers of the shares of Common Stock issuable upon conversion of the Convertible Notes, to be filed with the Securities and Exchange Commission (the “SEC”) on or prior to November 13, 2006, and will use its best efforts to cause such Registration Statement to become effective as soon as possible, but in no event later than January 27, 2007.

The Registration Rights Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference into this Item 1.01.

Warrants to Purchasers

Also in connection with the Securities Purchase Agreement and the Registration Rights Agreement, Wilson granted to each Purchaser warrants (the “Warrants”), exercisable only upon the occurrence of certain events and then only in the amount specified as follows: (i) with respect to 25% of the Warrant Shares (as defined below), on November 13, 2006 if the Registration Statement shall not have been filed with the SEC by such date; (ii) with respect to an additional 25% of the Warrant Shares, on January 27, 2007 if the Registration Statement shall not have been declared effective by the SEC by such date; (iii) with respect to an additional 25% of the Warrant Shares, on February 26, 2007 if the Registration Statement shall not have been declared effective by the SEC by such date; and (iv) with respect to the final 25% of the Warrant Shares, on March 28, 2007 if the Registration Statement shall not have been declared effective by the SEC by such date.

Each Warrant shall be exercisable for an aggregate number of shares of Common Stock (the “Warrant Shares”) equal to the dollar value on the purchase date of Convertible Notes purchased by such Purchaser, divided by $2.00 per share and multiplied by 0.15.  The Warrants have a term of 10 years and an initial exercise price equal to $2.00 per share, and have a provision for adjustment in the event of stock splits, reverse stock splits, recapitalizations and similar corporate events.

A form of Warrant is filed as Exhibit 10.3 to this Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the information regarding the Convertible Notes set forth under the caption “Securities Purchase Agreement” in Item 1.01 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1     Securities Purchase Agreement dated September 29, 2006 by and among the Registrant and the Purchasers set forth therein

10.2     Registration Rights Agreement dated September 29, 2006 by and among the Registrant and the holders of the Registrant’s Convertible Notes

10.3     Form of Warrant dated September 29, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON HOLDINGS, INC.

Dated: October 4, 2006	By:	/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer